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                        CONSENT OF COUNSEL

          We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus.




March 6, 1996


               /S/LERNER, DAVID, LITTENBERG, KRUMHOLZ & MENTLIK
               Lerner, David, Littenberg, Krumholz & Mentlik